Exhibit 99.1

Media Contact:	Investor Contact:
Gillian DellaCioppa	Jody Cain (jcain@lhai.com)
(gillian.dellacioppa@averionintl.com)	Lippert/Heilshorn & Associates, Inc.
Averion International Corp.	(310) 691-7100
(508) 597-6000

AVERION NAMES LAWRENCE R. HOFFMAN CHIEF FINANCIAL OFFICER

SOUTHBOROUGH, Mass. (May 12, 2008) – Averion International Corp. (OTC BB: AVRO), a clinical-research organization (CRO) specializing in oncology, cardiovascular diseases, and medical devices, today announced the appointment of Lawrence R. Hoffman as Chief Financial Officer, effective May 12, 2008.  Mr. Hoffman replaces Christopher G. Codeanne, who previously announced his resignation.

“Larry is the ideal professional to assume the senior financial position at Averion, bringing specific CRO experience, a results-oriented approach, and broad financial, mergers and acquisition, SEC reporting, compliance and investor relations experience.  We welcome him to our senior management team and look to call upon his substantial industry expertise to support our international expansion, improve operational efficiencies and move toward sustained profitable growth,” said Markus H. Weissbach, MD, PhD, Averion International’s Chief Executive Officer.  “I would like to thank Chris Codeanne for his support and guidance during an important period, as we integrated various entities into the new Averion, including the Hesperion AG acquisition completed late last year that effectively doubled our size.”

“I am delighted with the opportunity to join Averion because I believe the Company has significant growth potential,” said Mr. Hoffman.  “Averion is an established CRO with a 25-year history and a reputation for customer service, therapeutic expertise and solid deliverables.  Through organic growth initiatives as well as acquisition and partnering, Averion has evolved into a mid-size company with significant global reach which has created broader business development opportunities within the growing CRO sector.  I look forward to working with management to expand Averion’s global footprint and to seek innovative ways to run quality, cost-effective clinical programs.”

Mr. Hoffman has more than 30 years of corporate finance, accounting, legal and operational experience.  For the past four years, he has served as Executive Vice President, General Counsel, Secretary and Chief Financial Officer at Encorium Group (formerly Covalent Group, Inc.), a publicly traded contract research organization.  There he added shareholder value through many accomplishments, including leading the company’s growth through acquisition initiatives and spearheading a return to profitability.  Prior to that, Mr. Hoffman was an independent consultant for a number of biopharmaceutical and public utility companies, providing financial and corporate governance expertise.  He previously served as Vice President and Chief Financial Officer of publicly traded biopharmaceutical companies Cytogen Corporation and The Liposome Company, Inc.

Mr. Hoffman holds a bachelor of science in business administration from LaSalle University, a Juris Doctorate from Temple University School of Law and a master of laws in taxation from Villanova University School of Law.  He is a Certified Public Accountant and member of the Pennsylvania Bar Association and the Pennsylvania Institute of Certified Public Accountants.

About Averion International Corp.

Averion International Corp. is a leading international CRO with proven expertise in supporting global clinical trials for pharmaceutical, biotechnology and medical device companies.  The Company has a therapeutic focus in oncology, cardiovascular diseases and medical devices.  Averion’s core competencies are in FDA and product registration support, site selection, project management, medical and site monitoring, data management, biometrics, pharmacovigilance, medical writing, and full clinical trial management services throughout the clinical trials lifecycle.  The Company has supported FDA approvals for products in many therapeutic areas including oncology, cardiovascular and medical devices.

Averion is headquartered in Southborough, Mass., with European operations based in Basel, Switzerland.  Averion has additional U.S. offices in California, Maryland and New York; and additional offices outside the U.S. in France, the Netherlands, the United Kingdom, Poland, Russia, Israel, Germany, Austria, and Ukraine. We have additional operations in the Czech Republic, Slovakia, and Hungary and partnerships in India and South America.  For more information, visit www.averionintl.com.

Forward-Looking Statement

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Those risks and uncertainties include, but are not limited to: our ability to attract, retain or integrate key personnel, including scientific and technical personnel; the termination, modification or delay of contracts which would, among other things, adversely impact our recognition of revenue included in backlog; risks associated with our pursuit of strategic acquisitions or investment in new markets; our ability to acquire and integrate new businesses; our dependence on certain industries and clients; our ability to adequately protect sensitive patient information and confidential information of clients; our ability to keep pace with rapid technological changes; fluctuation in our operating results; our ability to service our outstanding debt and comply with requirements, including financial covenants, associated with that debt; our ability to recruit suitable volunteers for the clinical trials of our clients; our exposure to exchange rate fluctuations and international economic, political and other risks; our ability to develop and market new services in the U.S., Europe and internationally; the highly competitive nature of our market; our exposure to changes in outsourcing trends in the pharmaceutical and biotechnology industries; the impact of government regulation on our business; whether we can achieve and maintain effective internal controls; and other risks.  Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company’s annual report on Form 10-KSB for the period ending December 31, 2007 and in the Company’s other periodic reports filed with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date of this press release, and the Company assumes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

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